                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
           INFORMATION STATEMENT TO SECTION 14(C) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

  [ ] Preliminary information statement      [ ]  Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2))
  [X] Definitive information statement

                            NEW ENGLAND FUNDS TRUST I
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                (Name of Registrant as Specified in Its (Charter)

      Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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

May 1999

Dear New England Funds Shareholder,

As you know, RS Investment Management (formerly Robertson Stephens Investment Management) manages a segment of New England Star Small Cap Fund. On February 26,1999, members of senior management of Robertson Stephens purchased Robertson Stephens Investment Management Co. Inc. and its subsidiary, RS Investment Management (RSIM), from BankAmerica Corporation.

New England Funds' Board of Trustees recently voted to approve a revised subadvisory contract with RSIM as required whenever there is an ownership and control change affecting a Fund's subadviser. This transaction does not affect your account; you need take no action. The RSIM team, including portfolio managers John L. Wallace and John H. Seabern, remains intact.

Your original decision to buy New England Star Small Cap Fund is as timely now as it was then. The Fund provides:

o A UNIQUE BREADTH OF MANAGEMENT EXPERIENCE through four prominent small-cap equity advisers. RS Investment Management as well as segment subadvisers Oakmark/Harris Associates, Loomis, Sayles & Company, and Montgomery Asset Management manage their segments of the Fund with their own unique styles.

o OUTSTANDING GROWTH OPPORTUNITIES with the flexibility to target the most attractive companies in the U.S. small cap market through your all-in-one value and growth small cap fund.

o UNCOMMON DIVERSIFICATION is a hallmark of the unique Star system; it's designed to reduce risk while the Fund pursues growth within this dynamic asset class.

The enclosed Information Statement explains the transaction in greater detail. If you have any questions, please contact your financial representative, or call New England Funds at 800-225-5478 or visit our Web site at WWW.MUTUALFUNDS.COM.

Sincerely,



Bruce R. Speca
President and CEO
                                                [letter code]


[New England Funds stationery with address including the Website]

                         NEW ENGLAND STAR SMALL CAP FUND

                              INFORMATION STATEMENT


This information statement is being furnished by the Board of Trustees of New England Funds Trust I (the "Trust"), to the shareholders of New England Star Small Cap Fund (the "Fund"), a series of the Trust. This information statement is being mailed on or about May 27, 1999 to all the Fund's shareholders of record as of May 18, 1999. A copy of the Fund's Annual Report for the year ended December 31, 1998 may be obtained without charge by writing New England Funds, L.P. ("NEF") at 399 Boylston Street, Boston, Massachusetts 02116, or by calling
(800) 225-5478.


              NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE
             MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

INTRODUCTION


   The Fund is a multi-manager fund. New England Funds Management, L.P. ("NEFM") acts as adviser to the Fund. The portfolio of the Fund is divided into four segments, each of which is managed by a different money management firm as sub-adviser to NEFM. RS Investment Management, L.P. (formerly, Robertson, Stephens & Company Investment Management, L.P.) ("RS Investment Management") has managed one of the segments of the Fund (the "Segment") since the Fund's inception. Prior to February 26, 1999, RS Investment Management managed the Segment pursuant to a sub-advisory agreement dated October 1, 1997 (the "Previous Sub-Advisory Agreement") between RS Investment Management and NEFM. RS Investment Management has continued to manage the Segment pursuant to a new sub-advisory agreement between NEFM and RS Investment Management dated February 26, 1999 (the "New Sub-Advisory Agreement"), following the acquisition of Robertson Stephens Investment Management Co. Inc. ("Old RSIM") (the former parent company of RS Investment Management), by Robertson Stephens Investment Management Co. LLC ("New RSIM") from BankAmerica Corporation ("BAC") on February 26, 1999, as described more fully below (the "Acquisition").


   As required by the Investment Company Act of 1940 (the "1940 Act"), the Previous Sub-Advisory Agreement between NEFM and RS Investment Management provided for its automatic termination in the event of its "assignment". Because the Acquisition represented an ownership and control change of RS Investment Management, it constituted an "assignment" under the 1940 Act and thus terminated the Previous Sub-Advisory Agreement.


   The 1940 Act generally provides that an investment adviser or sub-adviser to a mutual fund may act as such only pursuant to a written contract which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such contract or interested persons of any party to such contract. The Trust and NEFM, however, have received from the Securities and Exchange Commission an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Under the SEC Exemption, NEFM is permitted, under specified conditions, to enter into new and amended sub-advisory agreements for the management of the portfolio of the Fund or a segment thereof, including agreements with new sub-advisers and agreements with existing sub-advisers if there is a material change in the terms of the sub-advisory agreement or if there is an "assignment," as defined in the 1940 Act, or other event causing termination of the existing sub-advisory agreement, without obtaining shareholder approval of such new or amended sub-advisory agreement. Such agreement must nevertheless be approved by the Trust's Board of Trustees, in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new or amended sub-advisory agreement without shareholder approval, the Fund must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of such an agreement. In accordance with the SEC Exemption, the Trust is furnishing this information statement to the Fund's shareholders in order to provide information regarding the Acquisition and the New Sub-Advisory Agreement with RS Investment Management.


THE ACQUISITION; INFORMATION ABOUT NEW RSIM


   On February 26, 1999, New RSIM purchased all the outstanding shares of common stock of Old RSIM from BAC. Through its ownership of Old RSIM, New RSIM became the owner of all of the outstanding beneficial interest in Robertson, Stephens & Company Investment Management, L.P., the predecessor to RS Investment Management.

   New RSIM, a newly-created Delaware limited liability company, is principally owned by four individuals. G. Randall Hecht owns approximately 29%, Paul H. Stephens owns approximately 22%, James Callinan owns approximately 20% and Andrew P. Pilara, Jr., owns approximately 15%, respectively, of the membership interests in New RSIM. The remainder of the membership interests are owned by other employees of New RSIM or its affiliates and by other persons otherwise unaffiliated with New RSIM. Each of Messrs. Hecht, Stephens, Callinan and Pilara, and Messrs. David Evans and James Foster, is a member of the Board of Managers of New RSIM. Messrs. Stephens, Callinan and Pilara are portfolio managers of certain funds within RS Investment Trust. Messrs. Evans and Foster are employees of RS Investment Management or its affiliates. Mr. Hecht's principal occupation is Chairman and Chief Executive Officer of New RSIM and his principal business address is 388 Market Street, Suite 200, San Francisco, California 94111.


   The Acquisition did not materially change the management or operations of RS Investment Management, nor any of the personnel managing the Segment or the other services or business activities relating to the Segment. The Trustees of the Trust do not believe that the Acquisition will cause any reduction in the quality of services now provided to the Fund, nor do the Trustees believe the Acquisition will have any adverse effect on RS Investment Management's ability to fulfill its obligations relating to the Fund.

ADVISORY AGREEMENT

   NEFM has acted as the Fund's adviser since the Fund's inception pursuant to an advisory agreement dated December 31, 1996 (the "Advisory Agreement"). The Advisory Agreement was approved by the Trustees of the Trust at a meeting held on October 25, 1996, and received shareholder approval upon the Fund's inception on December 28, 1996. The purpose of the submission of the Advisory Agreement for shareholder approval at such time was for its initial approval upon the Fund's inception.

   Under the Advisory Agreement, NEFM has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that NEFM will, subject to NEFM's rights to delegate such responsibilities to third parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Trustees of the Trust) and
(2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual management fee rate payable by the Fund to NEFM is 1.05% of the Fund's average daily net assets.

PREVIOUS SUB-ADVISORY AGREEMENT

   NEFM has delegated its responsibility under the Advisory Agreement to provide portfolio management services to the Fund to four sub-advisers, each sub-adviser managing a different segment of the Fund's portfolio. Pursuant to the Previous Sub-Advisory Agreement between NEFM and RS Investment Management, NEFM delegated responsibility for managing the assets of the Segment to RS Investment Management. The Previous Sub-Advisory Agreement required RS Investment Management to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of NEFM. Under the terms of the Previous Sub-Advisory Agreement, RS Investment Management was authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with NEFM. RS Investment Management was also required to report periodically to NEFM and the Trustees of the Trust.

   Under the Previous Sub-Advisory Agreement, RS Investment Management was entitled to receive from NEFM (and not from the Fund) a sub-advisory fee at the annual rate of 0.55% of the first $50 million of the average daily net assets of the Segment and 0.50% of such assets in excess of $50 million. During the fiscal year ended December 31, 1998, NEFM paid RS Investment Management $185,912 for sub-advisory services.

   The Previous Sub-Advisory Agreement was approved by the Trustees of the Trust at a meeting held on July 22, 1997. The Previous Sub-Advisory Agreement was not submitted for shareholder approval because such approval was not necessary pursuant to the SEC Exemption.


   The Previous Sub-Advisory Agreement was approved by the Trustees because of the termination of the sub-advisory agreement between NEFM and RS Investment Management dated December 31, 1996 which was approved by (i) the Trustees at a meeting held October 25, 1996 and (ii) by the shareholders upon the Fund's inception on December 28, 1996 (the "Initial Sub-Advisory Agreement"). As required by the 1940 Act, the Initial Sub-Advisory Agreement provided for its automatic termination in the event of its "assignment." When BAC acquired Old RSIM in October 1997 there occurred an ownership and control change of RS Investment Management which constituted an "assignment" under the 1940 Act and thus terminated the Initial Sub-Advisory Agreement. The Trustees of the Trust approved the Previous Sub-Advisory Agreement in part because its terms were nearly identical to the terms of the Initial Sub-Advisory Agreement.


NEW SUB-ADVISORY AGREEMENT

   Like the Previous Sub-Advisory Agreement, the New Sub-Advisory Agreement requires RS Investment Management to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of NEFM. Under the terms of the New Sub-Advisory Agreement, RS Investment Management is authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with NEFM. RS Investment Management is also required to report periodically to NEFM and the Trustees of the Trust.

   The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year-to-year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Trust, NEFM or RS Investment Management, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by NEFM and RS Investment Management, and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of Trustees of the Trust who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement was approved by the Trustees of the Trust at a meeting held on February 12, 1999.

   The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice, or by RS Investment Management or NEFM upon 60 days' written notice, and will terminate automatically in the event of its "assignment," as that term is defined in the 1940 Act. The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement for the Fund is terminated. Like the Previous Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that RS Investment Management will not be subject to any liability for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, in connection with, or arising out of any service to be rendered under the New Sub-Advisory Agreement, except by reason of RS Investment Management's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard by RS Investment Management of its obligations and duties.

   As compensation for its services under the New Sub-Advisory Agreement, RS Investment Management is entitled to receive from NEFM sub-advisory fees calculated at the same rates as those charged under the Previous Sub-Advisory Agreement described above.

   The Previous Sub-Advisory Agreement by its terms terminated upon the Acquisition, since the Acquisition constituted a change of control of RS Investment Management for purposes of the 1940 Act. Because of this, the Trustees of the Trust approved the New Sub-Advisory Agreement, which became effective on February 26, 1999 upon the consummation of the Acquisition. The New Sub-Advisory Agreement is substantially identical, except for its date and the legal name of the sub-adviser, to the Previous Sub-Advisory Agreement.

   The Trustees of the Trust believe that the terms of the New Sub-Advisory Agreement are fair to, and in the best interest of, the Fund and its shareholders.

   In evaluating the New Sub-Advisory Agreement, the Trustees of the Trust considered the fact that the Previous Sub-Advisory Agreement and the New Sub-Advisory Agreement are substantially identical to each other, including the terms relating to the services to be provided and the fees to be paid by NEFM to RS Investment Management thereunder. The Trustees considered the performance of RS Investment Management to date in providing services to the Segment, and the skills and capabilities of the personnel of RS Investment Management.

   The Trustees of the Trust reviewed material furnished by RS Investment Management and New RSIM. Those materials include information regarding RS Investment Management, New RSIM, their respective affiliates and their personnel, operations and financial condition and the terms of the Acquisition and the possible effects of the Acquisition on the Fund and the shareholders of the Fund. It was represented to the Trustees that RS Investment Management and New RSIM believe that the operations of the Fund and the capability of RS Investment Management to provide services to the Segment would not be adversely affected by the Acquisition.

   In approving the New Sub-Advisory Agreement, the Trustees of the Trust evaluated the experience of RS Investment Management's key personnel in portfolio management, the arrangements made to secure the continued service of the key personnel in portfolio management and the high quality of services RS Investment Management is expected to continue to provide to the Segment, and gave careful consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the performance of the Segment since the Fund's commencement of operations; (2) the research-intensive nature and quality of the services expected to be rendered to the Segment; (3) the importance of such research and services to the fulfillment of the particular investment objective of the Fund and the investment policies of the Segment; (4) that the compensation payable to RS Investment Management by NEFM under the New Sub-Advisory Agreement is at the same rates as the compensation payable by NEFM to RS Investment Management under the Previous Sub-Advisory Agreement; (5) that the material terms of the New Sub-Advisory Agreement are unchanged from the Previous Sub-Advisory Agreement; (6) the reputation, qualification and background of RS Investment Management and New RSIM and their respective financial conditions; (7) the commitment of RS Investment Management or its affiliates to pay or reimburse the Fund for the expenses incurred in connection with the Acquisition so that shareholders of the Fund would not bear those expenses; (8) RS Investment Management's current brokerage policies and practices, as described below, and RS Investment Management's intentions to continue such policies and practices; and (9) other factors they deemed relevant.

   RS Investment Management has advised the Trustees of the Trust that it expects that there will be no diminution in the scope and quality of sub-advisory services provided to the Segment as a result of the Acquisition. Accordingly, the Trustees of the Trust believe that the Segment should continue to receive services under the new Sub-Advisory Agreement comparable to those it received under the Previous Sub-Advisory Agreement.

BROKERAGE POLICIES

   It is the policy of RS Investment Management, in effecting transactions in portfolio securities, to seek the best execution of orders. The determination of what may constitute best execution in a securities transaction involves a number of judgmental considerations, including, without limitation, the overall direct net economic result to the Segment (involving both price paid or received and any commissions and other costs), the efficiency with which the transaction is effected, the ability to effect the transaction at all when a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions for the Segment in the future, and the financial strength and stability of the broker.

   Subject to the policy of seeking best execution of orders at the most favorable prices, RS Investment Management may execute transactions with brokerage firms which provide research services and products to RS Investment Management. The phrase "research services and products" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts and the obtainment of products such as third party publications, computer and electronic access equipment, software programs and other information and accessories that may assist RS Investment Management in furtherance of its investment advisory responsibilities to its advisory clients. Such services and products permit RS Investment Management to supplement its own research and analysis activities, and provide it with information from individuals and research staffs of many securities firms. Generally, it is not possible to place a dollar value on the benefits derived from specific research services and products. RS Investment Management may receive a benefit from these research services and products which is not passed on, in the form of a direct monetary benefit, to the Segment. If RS Investment Management determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, RS Investment Management may allocate the cost of such service or product accordingly. The portion of the product or service that RS Investment Management determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. Any such allocation may create a conflict of interest for RS Investment Management. Subject to the standards outlined in this and the preceding paragraph, RS Investment Management may arrange to execute a specified dollar amount of transactions through a broker that has provided research products or services. Such arrangements do not constitute commitments by RS Investment Management to allocate portfolio brokerage upon any prescribed basis, other than upon the basis of seeking best execution of orders.

   Research services and products obtained by RS Investment Management from brokers who execute portfolio transactions for the Fund may be useful to RS Investment Management in providing investment advice to any of the funds or clients it advises. Likewise, information made available to RS Investment Management from brokers effecting securities transactions for such other funds and clients may be utilized on behalf of the Fund. Thus, there may be no correlation between the amount of brokerage commissions generated by a particular fund or client and the indirect benefits received by that fund or client.

   Subject to the policy of seeking the best execution of orders and to such policies as the Board of Trustees of the Trust may establish from time to time, sales of shares of the Fund may also be considered as a factor in the selection of brokerage firms to execute portfolio transactions for the Segment.


   Because selection of executing brokers is not based solely on net commissions, the Segment may pay an executing broker a commission higher than that which might have been charged by another broker for that transaction. While it is not practicable for RS Investment Management to solicit competitive bids for commissions on each portfolio transaction, consideration is given regularly to available information concerning the level of commissions charged in comparable transactions by various brokers. Transactions in over-the-counter securities are normally placed with principal market makers, except in circumstances when, in the opinion of RS Investment Management, better prices and execution are available elsewhere.


   Subject to the overriding objective of obtaining the best possible execution of orders, RS Investment Management may allocate brokerage transactions to affiliated brokers. In order for the affiliated broker to effect portfolio transactions for the Segment, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees and other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period. Furthermore, the Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standard.

INFORMATION ABOUT THE TRUST

   The Trust is a diversified, open-end management investment company organized in 1985 as a business trust under the laws of Massachusetts. The Trust is a series type company with twelve investment portfolios. The Fund is one of those portfolios. The address of the Trust is 399 Boylston Street, Boston, Massachusetts 02116.

INFORMATION ABOUT RS INVESTMENT MANAGEMENT


   The general partner of RS Investment Management is Bayview Holdings, Inc., a Delaware Corporation, which is a wholly-owned subsidiary of New RSIM. Mr. G. Randall Hecht is the Chairman and Chief Executive Officer of RS Investment Management. The address of RS Investment Management, New RSIM and Mr. Hecht is 388 Market Street, Suite 200, San Francisco, California 94111.


   RS Investment Management acts as investment adviser and administrator to the Diversified Growth Fund, which has a similar objective to that of the Fund. RS Investment Management has either (i) waived, reimbursed or reduced its compensation, or (ii) reimbursed expenses to, or borne expenses for, the Diversified Growth Fund in connection with its management.


                                 ANNUAL            ANNUAL
                               MANAGEMENT      ADMINISTRATIVE     APPROXIMATE
                                FEE RATE          FEE RATE        NET ASSETS
  FUND AND YEAR                (AS A % OF         AS A % OF         (AS OF
   ORGANIZED                   NET ASSETS)       (NET ASSETS)       12/31/98)
   ---------                   -----------       ------------       ---------

Diversified Growth Fund (1996)    1.00%              0.25%*        $70,158,384

   * Until May 26, 1998, the Diversified Growth Fund paid fees under an administrative services agreement with RS Investment Management at an annual rate of 0.25% of that fund's average daily net assets; the agreement was amended on that date to provide that no fee would be payable by that fund for services under the agreement.


   RS Investment Management also acts as sub-adviser for the fund of another investment company not affiliated with RS Investment Management. The approximate size and management fee rates for the RS Diversified Growth Portfolio are set forth below; it has a similar objective to the Fund. RS Investment Management has not waived, reduced or otherwise agreed to reduce its compensation for this fund.


                                                              APPROXIMATE NET
                             ANNUAL MANAGEMENT FEE                ASSETS
     FUND                 RATE (AS A % OF NET ASSETS)        (AS OF 12/31/98)
     ----                 ---------------------------        ----------------

RS
 Diversified Growth      .70% of the first $10 million           $6,259,092
 Portfolio (London
  Pacific                .65% of the next $25 million
 Variable Insurance      .60% of the next $165 million
 Series Trust)           .55% of amounts over $200 million


INFORMATION ABOUT NEFM

   NEFM, formed in 1995, is a limited partnership. Its sole general partner, NEF Corporation, is a wholly-owned subsidiary of Nvest Holdings, L.P. ("Nvest Holdings"), which in turn is a wholly-owned subsidiary of Nvest Companies, L.P. ("Nvest Companies"). NEF Corporation is also the sole general partner of NEF, which is the principal underwriter for the Fund. Nvest Companies owns the entire limited partnership interest in each of NEFM and NEF. Nvest Companies' managing general partner, Nvest Corporation, is a wholly-owned subsidiary of MetLife New England Holdings, Inc., which in turn is a wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"), a mutual life insurance company. MetLife owns approximately 46% (and in the aggregate, directly and indirectly, approximately 47%) of the outstanding limited partnership interests in Nvest Companies. Nvest Companies' advising general partner, Nvest, L.P., is a publicly-traded company listed on the New York Stock Exchange. Nvest Corporation is the sole general partner of Nvest, L.P. The fourteen principal subsidiary or affiliated asset management firms of Nvest Companies, collectively, have more than $135 billion of assets under management or administration as of December 31, 1998.

   The principal executive officer of NEFM and NEF is Bruce R. Speca, who is the President of the Trust and whose principal occupation is his positions with NEFM and NEF. The address of NEFM, NEF, NEF Corporation, Nvest Holdings, Nvest Companies, Nvest Corporation and Mr. Speca is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc. and MetLife is One Madison Avenue, New York, New York 10010.

OTHER INFORMATION

   The following persons are both (1) Trustees or officers of the Trust and (2) officers or employees of NEFM (or officers or directors of that firm's corporate general partner): Bruce R. Speca, Thomas P. Cunningham and John E. Pelletier. In addition, Peter S. Voss, President and Chief Executive Officer of Nvest Companies, is a Trustee and an officer of the Trust.

   In addition to paying management fees to NEFM, the Fund compensates NEF (an affiliate of NEFM) for providing various services to the Fund and its shareholders. These arrangements will not be affected in any way by the New Sub-Advisory Agreement.

   The Trustees of the Trust and the principal executive officers and general partner of NEFM do not have any affiliation with RS Investment Management.

   As of April 1, 1999, to the Trust's knowledge, no persons owned of record or beneficially more than 5% of the outstanding shares of the indicated class of the Fund.

   As of April 9, 1999, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

                                                                       MI112-599